                                                                    Exhibit 10.1

                            DATED 12TH OF AUGUST 2005




                       (1) REFLECTIONS INTERACTIVE LIMITED

                                     - and -

                            (2) MARTIN LEE EDMONDSON

                                     - and -

                                 (3) ATARI,INC.




                          ----------------------------

                              COMPROMISE AGREEMENT
                                WITHOUT PREJUDICE

                          ----------------------------








                              HARBOTTLE & LEWIS LLP
                                  Hanover House
                                14 Hanover Square
                                 London W1S 1HP
                                Ref: 230/643190_6

THIS COMPROMISE AGREEMENT is made the 12th day of August 2005

BETWEEN:-

(1) REFLECTIONS INTERACTIVE LIMITED whose registered office is at Hanover House 14 Hanover Square, London W1S 1HP Company Registration No. 03545385 (the "Company"); and

(2) MARTIN LEE EDMONDSON of 32 Love Lane, Pandon Quay, Newcastle-upon-Tyne, NE1 3DW ("MR EDMONDSON"); and

(3) ATARI, INC. (formerly known as GT Interactive Software Corporation and as Infogrames, Inc.) of 417 Fifth Avenue, 8th floor, New York, New York 10016, USA ("ATARI")

THE PARTIES HAVE AGREED the following:

1.       DEFINITIONS AND INTERPRETATION

1.1. In this Agreement the following words and expressions shall have the following meanings save where the context otherwise requires:

         "ADVISER"                           as defined in Clause 10.1;

         "ADVISER'S CERTIFICATE"             the certificate of the Adviser
                                             set out in the Schedule;

         "ASSOCIATED COMPANY"                means Atari, a holding company
                                             of the Company or a subsidiary
                                             of the Company or Atari,
                                             another subsidiary of a holding
                                             company of the Company or any
                                             other undertaking or entity (of
                                             whatsoever nature) which is
                                             controlled by the Company or
                                             Atari or which controls the
                                             Company or Atari. For these
                                             purposes "control" means the
                                             direct or indirect possession
                                             of the power to direct or cause
                                             the direction of the management
                                             of an entity whether through
                                             the ownership of voting
                                             securities, by contract or
                                             otherwise;
        "HOLDING COMPANY" and                shall have the meanings assigned to
        "SUBSIDIARY COMPANY"                 them  by the Companies Act 1985, as
                                             amended;

         "ASSOCIATED PERSON"                 means the Company's or any
                                             Associated Company's former or
                                             existing shareholders,
                                             officers, employees,
                                             contractors or directors. For
                                             the avoidance of doubt this
                                             definition does not include Mr
                                             Edmondson for the purpose of
                                             this Agreement;

         "COMMON STOCK"                      means shares of common stock of
                                             Atari as to which the resale by
                                             Mr Edmondson will be registered
                                             under the U.S. Securities Act
                                             of 1933 as amended, in a
                                             registration statement that
                                             will become effective under
                                             that Act within 45 days of the
                                             Effective Date of this
                                             Agreement.

         "DRIVER 4"                          the interactive software title
                                             being developed by the Company
                                             and known during Mr Edmondson's
                                             employment and currently as
                                             "Driver 4;"

         "DRIVER 4 CLAIMS"                   any claim by Mr Edmondson for
                                             financial compensation for the
                                             services he may have rendered
                                             to the Company and/or Atari in
                                             connection with Driver 4. For
                                             the avoidance of doubt, such
                                             claim does not include any
                                             claim relating to intellectual
                                             property rights in Driver 4;

         "EFFECTIVE DATE"                    as defined in Clause 3.4;

         "EMPLOYMENT LEGISLATION"            as defined in Clause 11;

         "ERA"                               means the Employment Rights Act
                                             1996, as amended;

         "EXCEPTED CLAIMS"                   means only (i) personal injury
                                             claims (other than personal
                                             injury claims arising out of a
                                             claim for discrimination) which
                                             are not permitted by law to be
                                             waived, (ii) accrued pension
                                             rights, (iii) other claims
                                             which are not permitted by law
                                             to be waived (whether in whole
                                             or in part) (iv) any claim to
                                             enforce rights or obligations
                                             under this Agreement or (v)
                                             Driver 4 Claims;
         "IESA STOCK"                        means freely marketable
                                             ordinary shares in Infogrames
                                             Entertainment S.A. (IESA)
                                             listed on the Paris Euronext
                                             stock exchange (ISIN
                                             FR-0000052573;
         "SPECIFIC CLAIMS"                   all claims arising in
                                             connection with or related to
                                             non payment of any compensation
                                             (whether salary, bonus or
                                             otherwise), unfair dismissal,
                                             redundancy pay, statutory
                                             notice pay, statutory holiday
                                             rights, any claim relating to a
                                             breach of or a failure to
                                             follow the statutory
                                             disciplinary, dismissal or
                                             grievance procedures under the
                                             Employment Act 2002 or the
                                             Employment Act 2002 (Dispute

                                             Resolution) Regulations 2004,
                                             unlawful deductions from and
                                             receipt of wages, written
                                             reasons for dismissal, written
                                             particulars, statutory right to
                                             be accompanied at disciplinary
                                             and grievance meetings;

         "TERMINATION DATE"                  as defined in Clause 2.1;

         "TRIBUNAL CLAIM"                    Mr Edmondson's claim to the
                                             Newcastle Employment Tribunal
                                             for unfair dismissal against
                                             the Company and listed as Case
                                             Number 2501345/2005;

1.2. References in this Agreement to statutory provisions or the provisions of other legislation shall be construed as references to those provisions as respectively replaced or amended or re-enacted from time to time.

2.       TERMINATION OF EMPLOYMENT

2.1. Mr Edmondson's employment terminated on 7 December 2004 (the "TERMINATION DATE").

2.2. Mr Edmondson confirms that he has received from the Company all outstanding salary, holiday and benefits up to the Termination Date less any deductions for tax and National Insurance.

3.       COMPENSATION FOR LOSS OF EMPLOYMENT

3.1. Subject to Mr Edmondson's compliance with his obligations under this Agreement, the Company shall, in full and final settlement of the Tribunal Claim and all and any claims (other than the Excepted Claims) in all jurisdictions and whether arising under statute, European Law, common law, contract or otherwise that Mr Edmondson has or may have against the Company and/or any Associated Company and/or any Associated Person, pay (after appropriate deductions for tax and National Insurance):-

         (a)    a sum of $4,325,226 of which:-

                (i) 50% will be paid by issuance on the Effective Date of the Agreement, to Mr Edmondson of that number of shares of Common Stock and/or IESA Stock or any combination of Common Stock and IESA Stock (at the sole discretion of the Company and/or Atari) that equals US$ 2,162,613 based on the average closing prices for such Common Stock and/or IESA Stock as applicable on the five dealing days prior to the Effective Date (the "ISSUE DATE VALUE"); and

                (ii) the remaining amount of the sum of $2,162,613 shall be paid, subject to clause 3.2, in cash to Mr Edmondson in twelve equal monthly instalments with the first such instalment being paid on 1 September 2005 and subject to clause 3.6, the remaining instalments being paid on or around the 1st of each subsequent calendar month (the "CASH PAYMENT"); and

         (b)    a sum of US$350,000 to Mr Edmondson on 1 September 2005 in cash.
                                                       ================

3.2. If the payment of any part thereof referred to in clause 3.(1)(a)(i) is made by issuance of Common Stock then if the value of such Common Stock issued under 3.1(a)(i) above, as calculated based on the average closing prices for such Common Stock on the five dealing days prior to the date of registration of the Common Stock (the "REGISTRATION DATE VALUE") is:-

         (a) less than the Issue Date Value of such Common Stock, then the difference between the Issue Date Value and the Registration Date Value of the Common Stock will at the Company's sole discretion be paid to Mr Edmondson either in cash or through the issuance by IESA of IESA Stock equal in value to the difference (calculated in accordance with the Registration Date Value) to Mr Edmondson, in either case within twenty working days after the date of registration of the Common Stock; or

         (b) more than the Issue Date Value of such Common Stock, then the difference between the Issue Date Value and the Registration Date Value of the Common Stock will be deducted from the first instalment of the Cash Payment which occurs after the date of registration of the Common Stock, before payment to Mr Edmondson.

3.3. For the avoidance of doubt, the total amount to be paid to Mr Edmondson pursuant to clauses 3.1(a) and 3.2 above (whether in cash, Common Stock and/or IESA Stock) shall not exceed or be less than $4,325,226.

3.4. The Effective Date of this Agreement is the tenth (10th) working day following the later of:

         (a)   the date of this Agreement;
         (b) receipt by the Company of the Adviser's Certificate signed by the Adviser;
         (c) receipt by the Company's advisers of a copy of the letter referred to in clause 6.2; and
         (d) the Newcastle Employment Tribunal verbally confirming to the Company or its advisers that the Tribunal Claim has been withdrawn by Mr Edmondson.

3.5. The Company agrees to procure that its legal adviser telephones the Newcastle Employment Tribunal as soon as reasonably practicable to obtain the verbal confirmation referred to in clause 3.4(d).

3.6. The payment of the remainder of the Cash Payment by instalment payments pursuant to clause 3.1(a)(ii) shall be subject to the Company or its advisers receiving written confirmation from the Newcastle Employment Tribunal that the Tribunal Claim has been withdrawn by Mr Edmondson, failing which the remainder of the Cash Payment shall be withheld and not paid to Mr Edmondson until such time as written confirmation is received.

3.7. Mr Edmondson undertakes to enter into negotiations with the Company and/or any Associated Company in good faith for the purpose of agreeing (but for the avoidance of doubt is under no obligation to agree) to terms concerning the provision of his services in future to the Company.

3.8. Nothing contained in or omitted from this Agreement shall grant or prejudice any Driver 4 Claims. Mr Edmondson acknowledges that the Company and/or Atari does not concede or agree that any such services have been rendered in any manner which would give rise to any Driver 4 Claim or any other obligation or restriction applicable to or binding upon the Company and/or Atari or otherwise.

4.       COMPANY PROPERTY AND MR EDMONDSON'S PROPERTY

4.1. Mr Edmondson confirms that he has returned to the Company all property belonging to the Company or any Associated Company or any Associated Person (or any of their clients or customers) which has been in Mr Edmondson's possession or control, including (without limitation) any keys, documents, correspondence, papers, records, files, tapes, photographs, microfiches, magnetic discs, software, business equipment, credit cards, charge cards, mobile phone, security pass, computer disks and data, client lists and other documents (whether confidential or not) and any copies or extracts of them however held whether in physical or electronic form and all other property in Mr Edmondson's possession or control by reason of Mr Edmondson's employment with the Company and the Company confirms that as far as it is aware, it has returned all property belonging to Mr Edmondson to him which has at any time been in the possession of the Company or any Associated Company or any Associated Person by reason of Mr Edmondson's employment with the Company.

4.2. Mr Edmondson confirms that he has retained no copies of any property of whatever nature in his possession or control by reason of his employment which belongs to the Company or any Associated Company or any Associated Person.

4.3. Mr Edmondson further confirms that by the Effective Date Mr Edmondson will copy to the Company and then delete from the hard disk of any private computer used by Mr Edmondson (i.e. not being a computer in the possession of the Company, any Associated Company or Associated Person) all documents and information belonging to or obtained from or prepared for the Company or any Associated Company or any Associated Person or any of their respective customers or clients and Mr Edmondson shall inform the Company of any passwords used by Mr Edmondson which are the property of the Company or any Associated Company or any Associated Person.

4.4. The Company will on the Effective Date permit Mr Edmondson access to the Company's premises to identify and remove such items as shall be agreed by the Company and Mr Edmondson as being Mr Edmondson's personal property. The Company shall permit Mr Edmondson access to the computer used by him whilst employed by the Company during normal working hours on reasonable notice for the purpose of identifying, taking copies of and erasing any personal data or correspondence stored thereon provided that the Company first agrees such data or correspondence is personal to Mr Edmondson and a member of the Company will be in attendance during such exercise.

5.       CONFIDENTIALITY

5.1. The parties will keep the terms and existence of this Agreement and the circumstances giving rise to its making strictly confidential and agree not to disclose, communicate or otherwise make public any information regarding the terms or existence of this Agreement save a disclosure as required by law or disclosure to the parties' professional advisers.

5.2. The parties will not, the Company will make reasonable endeavours to ensure that any of its officers or employees (other than Gareth Edmondson) will not and Atari will make reasonable endeavours to ensure that any of its officers or employees will not whether directly or indirectly make, publish or otherwise communicate any disparaging or derogatory statements, whether in writing or otherwise, concerning each other, and in the case of Mr Edmondson, concerning any Associated Company or any Associated Person.

5.3. The parties shall not, the Company shall make reasonable endeavours to ensure that any of its officers or employees shall not and Atari shall make reasonable endeavours to ensure that any of its officers or employees shall not make any statements to the press or other media in connection with the termination of Mr Edmondson's employment, other than in the form agreed from time to time in writing by the parties.

6.       WAIVER OF CLAIMS

6.1. Mr Edmondson declares that other than the Tribunal Claim Mr Edmondson has not instituted and he hereby agrees to refrain from instituting or instructing any third party to institute on his behalf any action against the Company or any Associated Company or any Associated Person before a Court or Employment Tribunal in relation to any claim arising under statute, statutory instrument, European Union law, common law or contract (including but not limited to the Specific Claims) that Mr Edmondson may have against the Company or any Associated Company or any Associated Person relating to, arising out of or in connection with Mr Edmondson's employment, the termination of Mr Edmondson's employment or engagement by the Company and/or Mr Edmondson's employment agreement with the Company and any associated documentation, save for the Excepted Claims.

6.2. Mr Edmondson undertakes on signing this Agreement to immediately instruct the Adviser to write to the Newcastle Employment Tribunal confirming that a settlement has been agreed between the parties and withdrawing the Tribunal Claim, and to provide a copy of that letter to the Company's advisers, Harbottle & Lewis LLP.

6.3. Mr Edmondson irrevocably and unconditionally waives and forgoes the Specific Claims and all other claims arising under statute, statutory instrument, European Union law, common law, contract or otherwise, which Mr Edmondson has or may have against the Company or any Associated Company or any Associated Person relating to, arising out of or in connection with Mr Edmondson's employment, the termination of Mr Edmondson's employment or engagement by the Company and/or Mr Edmondson's employment agreement with the Company and any associated documentation, but excluding the Excepted Claims.

6.4. Mr Edmondson hereby asserts that Mr Edmondson has no further statutory claims other than the Specific Claims against the Company or any Associated Company or any Associated Person.

6.5. Mr Edmondson warrants that he is not aware of any circumstances which may give rise to any Excepted Claim, save for a Driver 4 Claim, and that he has not instituted, and has no intention as at the date of this Agreement to institute, proceedings concerning any Driver 4 Claims. Mr Edmondson further warrants that, should he decide to institute proceedings for any Driver 4 Claims at any time after the date of this Agreement, Mr Edmondson shall, at least 28 days prior to instituting such proceedings, send a copy of such draft proceedings (or instruct his legal advisers to do so) to Atari prior to issue in the courts in order to give the parties the opportunity to first informally discuss the proposed proceedings.

6.6. The Company and Atari confirm that they are not aware of any circumstances which may give rise to any claim against Mr Edmondson.

6.7. References in this Agreement to claims under statute, statutory instrument or European Union law include but are not limited to claims under:

         the Equal Pay Act 1970, the Sex Discrimination Act 1975, the Race Relations Act 1976, the Disability Discrimination Act 1995 including any claim for personal injury arising out of any act of discrimination recognised by statute, the Trade Union and Labour Relations (Consolidation) Act 1992, the National Minimum Wage Act 1998, the ERA, the Employment Relations Act 1999, the Employment Act 2002, the Transfer of Undertakings (Protection of Employment) Regulations 1981, the Working Time Regulations 1998, the Maternity and Parental Leave, etc Regulations 1999, the Transnational Information and Consultation of Employees Regulations 1999, the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, the Fixed Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, the Employment Equality (Religion or Belief) Regulations 2003, the Employment Equality (Sexual Orientation) Regulations 2003, the Employment Act 2002 (Dispute Resolution) Regulations 2004.

6.8. Mr Edmondson and the Company each acknowledge that it is their express intention when entering into this Agreement that (save for the Excepted Claims) it covers all claims which Mr Edmondson has or may have against the Company or any Associated Company or any Associated Person relating to, arising out of or in connection with Mr Edmondson's employment or engagement or its termination, or otherwise concerning Mr Edmondson's services to the Company, whether known or unknown to one or other or some or all of them, and whether or not the factual or legal basis for the claim is known or could have been known to one or other or some or all of them. In particular, but without prejudice to the generality of the foregoing, Mr Edmondson agrees that should a claim, of the nature referred to in this clause, in law or fact emerge which was not known or foreseeable at the date of this Agreement Mr Edmondson acknowledges that there will be no recourse or remedy in respect of that claim.

7.       RESTRICTIONS

         With the intent that it should provide a reasonable period within which to discuss the matters referred to in clause 3.5, Mr Edmondson agrees that clause 11 of the Service Agreement between Mr Edmondson and the Company and entered into in or around December 1998, shall be restated in this Agreement and will remain in full force and effect, notwithstanding termination of Mr Edmondson's employment. Mr Edmondson further agrees that clauses 12 and 13 of the said Service Agreement shall also be restated in this Agreement and that the definition of "Works" in clause 13 specifically includes (without limitation) Driver
         4. For the avoidance of doubt, the Termination Date as referred to in clauses 11 and 12 is the same as the Termination Date as defined in this Agreement. In all other respects (save for the Excepted Claims) the provisions of the said Service Agreement and all other terms of Mr Edmondson's employment with the Company shall cease to have effect to the extent that they may still be applicable on the Effective Date. In agreeing to the provisions of this clause, Mr Edmondson makes no admission that the terms of the said Service Agreement are or have since July 2003, been the applicable terms of his employment with the Company.

8.       ASSISTANCE WITH CLAIMS

         In the event of a claim being brought against the Company or any Associated Company or any Associated Person as a result of or otherwise connected to the period of Mr Edmondson's employment with the Company, Mr Edmondson undertakes to provide all such reasonable information, co-operation and assistance as the Company may reasonably require in the defence of that claim provided that the Company meets Mr Edmondson's reasonable expenses in respect of it.

9.       REPAYMENT

9.1. If Mr Edmondson breaches (either in part or in its entirety) Clause 6 and/or 10 of this Agreement, or (subject to clause 9.2) notwithstanding Clause 6 takes a claim which Clause 6 sought to waive or exclude or if Mr Edmondson has made a misrepresentation in Clause 6 and/or 10, Mr Edmondson undertakes to repay to the Company immediately upon demand the sums paid by the Company pursuant to clause 3, such sums to be recoverable by the Company as a debt. To the extent the sums referred to in Clause 3 or any part of them have not been paid at the time of any breach by Mr Edmondson of Clause 6 and/or 10 of this Agreement, such sum(s) or any outstanding amount will not be paid by the Company and Mr Edmondson shall lose all entitlement to such sum(s) under this Agreement.

9.2. For the avoidance of doubt, the fact that a Driver 4 Claim is brought by Mr Edmondson after the date of this Agreement, shall not in and of itself entitle the Company to argue, for the purposes solely of obliging Mr Edmondson to repay and/or withholding any sums pursuant to clause 9.1, that Mr Edmondson has breached the warranty at clause 6.5 that he has no intention, as at the date of this Agreement, to institute proceedings concerning any Driver 4 Claims. All other remedies that the Company may have in respect of any breach by Mr Edmondson of the warranty at clause 6.5 that he has no intention, as at the date of this Agreement, to institute proceedings concerning any Driver 4 Claim, shall be unaffected by this clause 9.2. For the avoidance of doubt, the provisions of clause 9.1 continue to apply in respect of any other breach by Mr Edmondson of clause 6.5

10.      INDEPENDENT LEGAL ADVICE

10.1. Mr Edmondson warrants that he has taken independent legal advice from Christopher Maddock of Robert Muckle, Norham House, 12 New Bridge Street West, Newcastle-upon-Tyne, NE1 8AS (the "ADVISER") who is a "relevant independent adviser" (as defined by section 203(3) of the ERA (as amended)) on the terms and effect of this Agreement and in particular its effect on Mr Edmondson's ability to pursue Mr Edmondson's rights before an Employment Tribunal.

10.2. Mr Edmondson warrants that the Adviser has confirmed to Mr Edmondson that at the time of Mr Edmondson taking the legal advice referred to above the Adviser had a policy of insurance or an indemnity provided for members of a professional body covering the risk of a claim by Mr Edmondson in respect of any loss arising in consequence of such advice.

10.3. Mr Edmondson warrants he will procure that the Adviser will sign the Adviser's Certificate with effect from the date of this Agreement.

11.      EMPLOYMENT LEGISLATION

         The conditions regulating this Agreement under the provisions of section 203(3) of the ERA; section 9 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000; regulation 35(3) of the Working Time Regulations 1998; section 49(4) of the National Minimum Wage Act 1998; section 9(3) of the Disability Discrimination Act 1995; section 288 (2B) of the

         Trade Union and Labour Relations (Consolidation) Act 1992; section 72
         (4A) of the Race Relations Act 1976; section 77 (4)(A) of the Sex Discrimination Act 1975, Section 14 of the Employment Relations Act 1999, regulation 41 of the Transnational Information and Consultation of Employees Regulations 1999; regulation 10 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002; regulation 35 of the Employment Equality (Sexual Orientation) Regulations 2003; regulation 35 of the Employment Equality (Religion or Belief) Regulations 2003 or any other equivalent provision in other United Kingdom legislation (the "EMPLOYMENT LEGISLATION") are satisfied.

12.      GUARANTEE AND INDEMNITY

         In consideration of Mr Edmondson entering into this Agreement Atari hereby unconditionally and irrevocably guarantees to Mr Edmondson the due and punctual performance and observance by the Company of all its obligations, commitments, undertakings, warranties, indemnities and covenants under or pursuant to this Agreement other than those contained at clause 5 and agrees to indemnity Mr Edmondson against all losses, damages, costs and expenses (including reasonable legal costs and expenses) which Mr Edmondson may suffer through or arising from any breach by the Company of such obligations, commitments, warranties, undertakings, indemnities or covenants. The liability of Atari as aforesaid shall not be released or diminished by any rearrangements or alteration of terms (whether of this Agreement or otherwise) or any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance.

13.      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

         Each Associated Company and Associated Person shall be able to enforce in its or their own right the terms of this Agreement which expressly or impliedly confer any benefit on that entity or person subject to and in accordance with the Contracts (Rights of Third Parties) Act 1999. The parties also agree that they shall be entitled to rescind or vary all or any of the rights of any Associated Company or Associated Person under this Agreement without the consent of the relevant Associated Company or Associated Person.

14.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties in respect of its subject matter and supersedes all previous agreements and understandings between the parties and may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

15.      WITHOUT PREJUDICE

         Notwithstanding that this Agreement is marked "without prejudice", when the Agreement is signed and dated by the parties and the certificate is signed by the Adviser it will become open and binding.

16.      GOVERNING LAW AND JURISDICTION

         This Agreement shall be governed and construed in accordance with English law and the parties submit to the exclusive jurisdiction of the English courts

SIGNED BY                           )
                                    )
For and on behalf of                ) /s/ Jeffrey B. Kempler, Director
REFLECTIONS INTERACTIVE LIMITED     )



SIGNED BY                           ) /s/ Martin Lee Edmondson
MARTIN LEE EDMONDSON                )


SIGNED BY                           )
                                    )
For and on behalf of                ) /s/ Jeffrey B. Kempler
ATARI,INC.                          ) Senior Vice President, Business and Legal
                                      Affairs